Exhibit 4.6
CONFORMED VERSION

Dated
21 OCTOBER 2019
for
THE BANK OF NOVA SCOTIA
as Facility Agent and Security Agent
and
THE ENTITIES LISTED IN SCHEDULE 1
as Subsidiaries

SFA / ICA ACCESSION DEED

To: The Bank of Nova Scotia as Facility Agent and Security Agent (each term as defined in the Credit Agreement, as defined below)
From: The entities listed in Part 1 of Schedule 1 (Acceding Parties) (the “Subsidiaries” and each a “Subsidiary”) and the entity listed in Part 2 of Schedule 1 (Acceding Parties) (the “Acceding Security Grantor”)

Date: 21 October 2019

UPC Broadband Holding B.V. – Credit Agreement dated 16 January 2004 (as amended and restated from time to time, the “Credit Agreement”)

1.
We refer to the Credit Agreement and the intercreditor agreement originally dated 16 January 2004 (as amended and / or restated from time to time) between, amongst others, UPC Broadband Holding B.V., The Bank of Nova Scotia as security agent and as senior agent, the other Creditors and the other Debtors (each as defined therein) (the “Intercreditor Agreement”).

2.
This deed (the “Accession Deed”) shall take effect as an Obligor Accession Agreement for the purposes of the Credit Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Credit Agreement have the same meaning in paragraph 3 of this Accession Deed unless given a different meaning in this Accession Deed.

3.
Each Subsidiary agrees to become an Additional Guarantor (an “Additional Guarantor”) and to be bound by the terms of the Credit Agreement as an Additional Guarantor in accordance with clause 29.8 (Additional Obligors) of the Credit Agreement immediately following the contribution of the Subsidiaries to the Acceding Security Grantor. Each Subsidiary shall therefore be an Affiliate Subsidiary.

4.	Terms defined in the Intercreditor Agreement shall have the same meaning in paragraphs 5, 6, 7 and 8 of this Accession Deed unless given a different meaning in this Accession Deed.

5.
The Additional Guarantors (for the purposes of paragraphs 5, 6, 7 and 8, each an “Acceding Debtor”) and the Acceding Security Grantor intend to give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the Debt Documents (collectively, the “Relevant Documents”).

6.	IT IS AGREED as follows:
Each Acceding Debtor, the Acceding Security Grantor and the Security Agent agree that the Security Agent shall hold:

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(a)	any Security in respect of Liabilities (including any Security Agent Claim) created or expressed to be created pursuant to the Relevant Documents;

(b)	all proceeds of that Security; and

(c)
all obligations expressed to be undertaken by each Acceding Debtor and the Acceding Security Grantor to pay amounts in respect of the Liabilities to the Security Agent as trustee or as agent or otherwise for the benefit of the Secured Parties (in the Relevant Documents or otherwise and including any Security Agent Claim) and secured by the Transaction Security together with all representations and warranties expressed to be given by each Acceding Debtor and the Acceding Security Grantor (in the Relevant Documents or otherwise) in favour of the Security Agent, as trustee or otherwise for the benefit of the Secured Parties to the extent permitted by applicable law on trust or as agent or otherwise for the benefit of the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

7.
Each Acceding Debtor and the Acceding Security Grantor confirms that it intends to be party to the Intercreditor Agreement as a Debtor or a Security Grantor (as applicable), undertakes to perform all the obligations expressed to be assumed by a Debtor or Security Grantor (as applicable) under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

8.
In consideration of each Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, each Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

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9.
The guarantee obligation of any Acceding Debtor incorporated in Poland shall be limited so that any Acceding Debtor incorporated in Poland shall not be obliged to effect any payment under this guarantee in the event and to the extent such payment would result in reduction of such Acceding Debtor’s assets below the level necessary to cover in full its share capital pursuant to Article 189 § 2 of the Polish Commercial Companies Code of 15 September 2000 (Journal of Laws of 2013, item 1030, as amended). The obligations of each Acceding Debtor incorporated in Poland are limited to the extent that they do not result in its insolvency within the meaning of Article 11 Section 2 of the Polish Bankruptcy Law dated 28 February 2003, as amended (unified text Journal of Laws of 2019 item 498).

10.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

11.
This Accession Deed has been signed on behalf of the Facility Agent and Security Agent and executed as a deed by each Additional Guarantor, each Acceding Debtor and the Acceding Security Grantor and is delivered on the date stated above.

12.	The details for notices for the purposes of the Credit Agreement and the Intercreditor Agreement for each Subsidiary are specified in column (3) of part 1 of Schedule 1 (Acceding Parties).

13.	The details for notices for the purposes of the Intercreditor Agreement for the Acceding Security Grantor are specified in column (3) of part 2 of Schedule 1 (Acceding Parties).

14.	Clause 32 of the Intercreditor Agreement is incorporated into this Accession Deed as though set out in full mutatis mutandis.

15.	Clause 38 of the Credit Agreement is incorporated into this Accession Deed as though set out in full mutatis mutandis.

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SCHEDULE 1
ACCEDING PARTIES
Part 1: SUBSIDIARIES

(1) Subsidiaries	(2) Company Registration Number	(3) Contact Details
UPC Poland Holding B.V.	34142854
Address:
c/o Liberty Global, Griffin House, 161 Hammersmith Road, London W6 8BS
Email: Treasury.confirmation@libertyglobal.com; nmarchant@libertyglobal.com
Attention:
Liberty Global Treasury Department/Nick Marchant

UPC Polska Sp. z o.o.	0000273136 (KRS number)
Address:
c/o Liberty Global, Griffin House, 161 Hammersmith Road, London W6 8BS
Email: Treasury.confirmation@libertyglobal.com; nmarchant@libertyglobal.com
Attention:
Liberty Global Treasury Department/Nick Marchant

UPC Poland Property Sp. z o.o.	0000754837 (KRS number)
Address:
c/o Liberty Global, Griffin House, 161 Hammersmith Road, London W6 8BS
Email: Treasury.confirmation@libertyglobal.com; nmarchant@libertyglobal.com
Attention:
Liberty Global Treasury Department/Nick Marchant

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Part 2: ACCEDING SECURITY GRANTOR

(1) Acceding Security Grantor	(2) Company Registration Number	(3) Contact Details
Liberty Global Europe HoldCo 2 B.V.	70349363
Address:
c/o Liberty Global, Griffin House, 161 Hammersmith Road, London W6 8BS
Email: Treasury.confirmation@libertyglobal.com; nmarchant@libertyglobal.com
Attention:
Liberty Global Treasury Department/Nick Marchant

SIGNATORIES

The Subsidiaries, Additional Guarantors, Acceding Debtors and Intra-Group Lenders

EXECUTED AS A DEED            )

By UPC Poland Holding B.V.        )

_______________________________    Signature of Authorised Signatory
Authorised Signatory                Name of Authorised Signatory
Director of Liberty Global Europe         Title of Authorised Signatory
Management B.V.
_______________________________    Signature of Authorised Signatory
Authorised Signatory                Name of Authorised Signatory
Director of Liberty Global Europe        Title of Authorised Signatory
Management B.V.

(Signature page of Accession Deed to SFA / ICA)

EXECUTED AS A DEED            )

By UPC Polska Sp. z o.o.            )

_______________________________    Signature of Authorised Signatory
Authorised Signatory                Name of Authorised Signatory
Proxy                        Title of Authorised Signatory

_______________________________    Signature of Authorised Signatory
Authorised Signatory                Name of Authorised Signatory
Member of the Board                Title of Authorised Signatory

_______________________________    Signature of Authorised Signatory
_______________________________    Name of Authorised Signatory
_______________________________    Title of Authorised Signatory

(Signature page of Accession Deed to SFA / ICA)

EXECUTED AS A DEED            )

By UPC Poland Property Sp. z o.o.        )

_______________________________    Signature of Authorised Signatory
Authorised Signatory                Name of Authorised Signatory
Member of the Board                Title of Authorised Signatory

_______________________________    Signature of Authorised Signatory
Authorised Signatory                Name of Authorised Signatory
Proxy                        Title of Authorised Signatory

(Signature page of Accession Deed to SFA / ICA)

Acceding Security Grantor

EXECUTED AS A DEED                )

By Liberty Global Europe Holdco 2 B.V.        )

_______________________________    Signature of Authorised Signatory
Authorised Signatory                Name of Authorised Signatory
Director of Liberty Global Europe         Title of Authorised Signatory
Management B.V.

_______________________________    Signature of Authorised Signatory
Authorised Signatory                Name of Authorised Signatory
Director of Liberty Global Europe        Title of Authorised Signatory
Management B.V.

(Signature page of Accession Deed to SFA / ICA)

THE FACILITY AGENT
The Bank of Nova Scotia
_______________________________	Signature of Authorised Signatory
Director	Name of Authorised Signatory
_______________________________	Signature of Authorised Signatory
Director	Name of Authorised Signatory

(Signature page of Accession Deed to SFA / ICA)

THE SECURITY AGENT
The Bank of Nova Scotia
_______________________________	Signature of Authorised Signatory
Director	Name of Authorised Signatory
_______________________________	Signature of Authorised Signatory
Director	Name of Authorised Signatory

(Signature page of Accession Deed to SFA / ICA)